EXHIBIT 99.1
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                                 CERTIFICATIONS


I, James A. McNulty, certify that:


1. I have read this quarterly report on Form 10-QSB of BioDelivery Sciences International, Inc.;


2. To my knowledge, the information in this report is true in all important respects as of September 30, 2002; and


3. This report contains all information about the company of which I am aware that I believe is important to a reasonable investor, in light of the subjects required to be addressed in this report, as of September 30, 2002.


For purposes of this certification, information is "important to a reasonable investor" if:


(a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and


(b) The report would be misleading to a reasonable investor if the information is omitted from the report.


Date:  November 13, 2002


                                                            /s/James A. McNulty
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                                                                James A. McNulty
                                                         Chief Financial Officer